Exhibit 1.1

VOYA FINANCIAL, INC.

$400,000,000 3.125% Senior Notes due 2024

Guaranteed by

Voya Holdings Inc.

UNDERWRITING AGREEMENT

June 26, 2017

Citigroup Global Markets Inc.

Scotia Capital (USA) Inc.

Wells Fargo Securities, LLC

As Representatives of the several

Underwriters named in Schedule I attached hereto,

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Scotia Capital (USA) Inc.

250 Vesey Street, 24th Floor

New York, NY 10281

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, NC 28202

Ladies and Gentlemen:

Voya Financial, Inc., a Delaware corporation (the “Company”), proposes, upon the terms and conditions set forth in this agreement (this “Agreement”), to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), for whom Citigroup Global Markets Inc., Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC are acting as representatives (in such capacity , the “Representatives”), an aggregate of $400,000,000 principal amount of its 3.125% Senior Notes due 2024 (the “Securities”). The Securities will (i) have terms and provisions that are summarized in the Time of Sale Prospectus and Basic Prospectus (each as defined below), and (ii) are to be issued pursuant to an Indenture (the “Base Indenture”) dated as of July 13, 2012 among the Company, Voya Holdings Inc., a Connecticut corporation (the “Guarantor”), and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the Seventh Supplemental Indenture to be dated as of July 5, 2017 (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”) and will be guaranteed on an unsecured, senior basis (the “Guarantee”) by the Guarantor. As used herein, the term “Securities” shall include the Guarantee, unless the context otherwise requires.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, on Form S-3, relating to securities of the Company (the “Shelf Securities”). The registration statement as amended at the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated June 23, 2017 in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement dated June 26, 2017 specifically relating to the Securities in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus”; the term “preliminary prospectus” means any preliminary form of the Prospectus.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Time of Sale Prospectus” means the Basic Prospectus, as supplemented by the preliminary prospectus supplement specifically relating to the Securities dated June 26, 2017, together with the documents and pricing information set forth in Schedule II hereto. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1. Representations and Warranties of the Company and the Guarantor. The Company and the Guarantor jointly and severally represent and warrant to and agree with each of the Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission. The Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b) (i) Each document filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain and, each such part, as amended or supplemented, if applicable, when such amendment or supplement becomes effective, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) the Prospectus does not contain as of the date of the prospectus supplement forming a part thereof and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(c) The Company is not an “ineligible issuer” in connection with the offering as such term is defined in Rule 405 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, each furnished to you before first use, neither the Company nor the Guarantor has prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d) The Company and each of its significant subsidiaries (as defined below) have been duly organized and are validly existing and in good standing (to the extent that such concept is applicable) under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing (to the extent that such concept is applicable) in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, assets, financial position, shareholder’s equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company and the Guarantor of their respective obligations under this Agreement, the Securities and the Guarantee (a “Material Adverse Effect”). For purposes of this Agreement, “significant subsidiary” means the subsidiaries listed in Schedule III to this Agreement.

(e) Each subsidiary that is required to be organized and licensed as an insurance company (each, an “Insurance Subsidiary,” and collectively the “Insurance Subsidiaries”) is duly organized and licensed as an insurance company in the jurisdiction in which it is chartered or organized and is duly licensed or authorized as an insurer in each other jurisdiction where it is required to be so licensed or authorized to conduct its business as described in the Time of Sale Prospectus and the Prospectus, except in each case where the failure to be so organized, licensed or authorized would not reasonably be expected to have a Material Adverse Effect; each of the Company and each Insurance Subsidiary has made all required filings under applicable insurance company statutes and has filed all notices, reports, documents or other information required to be filed thereunder, except in each case where the failure to do so would not reasonably be expected to have a Material Adverse Effect; each of the Company and each Insurance Subsidiary has all other necessary authorizations, approvals, orders, consents, licenses, certificates, permits, registrations and qualifications, of and from all insurance regulatory authorities necessary to conduct their respective existing businesses as described in the Time of Sale Prospectus and the Prospectus, except where the failure to have such authorizations, approvals, orders, consents, licenses, certificates, permits, registrations or qualifications (individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Time of Sale Prospectus and the Prospectus; none of the Company or any Insurance Subsidiary has received any notification from any insurance regulatory authority to the effect that any additional authorization, approval, order, consent, license, certificate, permit, registration or qualification from any insurance regulatory authority is needed to be obtained by any of the Company or any Insurance Subsidiary other than in any case where the failure to acquire such additional authorization, approval, order, consent, license, certificate, permit, registration or qualification (individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect; except as set forth in the Time of Sale Prospectus and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any law, rule, regulation, agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company as would reasonably be expected to have a Material Adverse Effect; and except as set forth in the Time of Sale Prospectus and the Prospectus, no insurance regulatory authority having jurisdiction over any Insurance Subsidiary has issued any order or decree impairing, restricting or prohibiting (A) the payment of dividends by any Insurance Subsidiary to its parent or the payment of dividends by such parent to the Company (directly or indirectly through one or more intermediate holding companies directly or indirectly wholly owned by the Company), or (B) the continuation of the business of the Company or any of the Insurance Subsidiaries in all material respects as presently conducted.

(f) All the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares) and are owned directly or indirectly by the Company, free and clear of any material lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(g) The Company and the Guarantor have full right, power and authority to execute and deliver this Agreement, the Securities and the Indenture (collectively, the “Transaction Documents”) and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been or will be duly and validly taken.

(h) This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor.

(i) The Indenture has been duly authorized by the Company and the Guarantor, the Base Indenture has been duly executed and delivered by the Company and the Guarantor and, when the Supplemental Indenture is duly executed and delivered in accordance with its terms by each of the parties thereto on or prior to the Closing Date, will constitute a valid and legally binding agreement of the Company and the Guarantor enforceable against the Company and the Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”); and upon effectiveness of the Registration Statement, the Indenture was duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(j) The Securities (other than the Guarantee) have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantee has been duly authorized by the Guarantor and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be a valid and legally binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(k) The Base Indenture conforms and the Securities and the Supplemental Indenture will conform in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(l) (i) Neither the Company nor any of its significant subsidiaries is in violation of its charter or by-laws or similar organizational documents; (ii) neither the Company nor any of its subsidiaries is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject; and (iii) neither the Company nor any of its subsidiaries is in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority (including the insurance laws and regulations of the states of incorporation of the Company’s Insurance Subsidiaries and the insurance laws and regulations of other applicable jurisdictions), except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(m) The execution, delivery and performance by the Company and the Guarantor of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities and compliance by the Company and the Guarantor with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property or asset of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its significant subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect and would not, individually or in the aggregate, result in any liability for any Underwriter.

(n) No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company and the Guarantor of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities and compliance by the Company and the Guarantor with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for the registration of the Securities under the Securities Act, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under applicable state securities or Blue Sky laws of any jurisdiction in which the Securities are offered and sold in connection with the purchase and distribution of the Securities by the Underwriters.

(o) The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby except as may be stated in the related notes thereto; and the other financial information included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly in all material respects the information shown thereby.

(p) Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries, taken as a whole, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, assets, financial position, shareholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(q) Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending, to which the Company or any of its subsidiaries is a party or to which any property or asset of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; no such Actions are threatened or, to the best knowledge of the Company and the Guarantor, contemplated by any governmental or regulatory authority or by others; and there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus that are not so described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(r) Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board and as required by the Securities Act.

(s) Each preliminary prospectus filed pursuant to Rule 424 under the Securities Act complied when so filed in all material respects, and the Time of Sale Prospectus complies in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(t) Neither the Company nor the Guarantor is, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, will not be required to register as an “investment company” under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(u) The Company and its subsidiaries are not subject to any claim in connection with their respective businesses, operations or properties, alleging liability or responsibility for violation of any Federal, state, local or foreign statute, law, regulation, ordinance, rule, judgment, order, decree, permit, concession, grant, franchise, license, agreement or governmental restriction relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems, except for claims which, if adversely determined, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(v) (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)), would have any liability (each, a “Plan”) has been maintained in compliance in all material respects with the requirements of ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no such Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no such Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) or “endangered status” or “critical status” (within the meaning of Section 305 of ERISA); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) with regard to the funding rules of Section 412 of the Code and a Plan’s ability to pay benefits thereunder when due has occurred; (vi) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and the Company shall undertake to maintain such qualification of each Plan and (vii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any material liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan, except in each case with respect to the events or conditions set forth in (i) through (vii) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.

(w) Neither the Company nor any of its subsidiaries or affiliates under the control of the Company (“controlled affiliates”), nor any director, officer, or employee, nor, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or controlled affiliates, has made any offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and controlled affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(x) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(y) (i) Neither the Company nor any of its subsidiaries, nor any director, officer, or employee thereof, nor, to the Company’s knowledge, any agent, controlled affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject or the target of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) , the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject or the target of Sanctions (including, without limitation, the Crimea region, Cuba, Iran, Libya, North Korea, Sudan and Syria).

(ii) For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject or the target of Sanctions.

(z) The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(aa) (i) The Company and its subsidiaries own or have the right to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in the conduct of their respective businesses; (ii) the Company and its subsidiaries’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate any Intellectual Property right of any person; (iii) the Company and its subsidiaries are not aware of any pending or threatened material claim relating to infringement of a third party’s Intellectual Property rights; and (iv) to the knowledge of the Company and the Guarantor, the Intellectual Property of the Company and its subsidiaries is not being infringed, misappropriated or otherwise violated by any person.

(bb) No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company and the Guarantor, is contemplated or threatened and neither the Company nor the Guarantor is aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or any of the Company’s subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.

(cc) Except with respect to insurance policies and contracts issued by any Insurance Subsidiary or reinsurance policies with respect to the same, the Company and each of its subsidiaries self-insure or are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, officers and directors are, to the knowledge of the Company, in full force and effect; the Company and its consolidated subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such consolidated subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(dd) The Company and its subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(ee) The Company and its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no material weaknesses in the Company’s internal controls.

(ff) The Company and its subsidiaries have paid or accrued all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof; and, except as otherwise disclosed in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(gg) Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(hh) Except as disclosed in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement.

(ii) Neither the Company nor the Guarantor has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(jj) No material forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(kk) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

2. Agreements to Sell and Purchase. The Company hereby agrees to issue and sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule I hereto at a price equal to 99.049% of the principal amount thereof. The Company shall not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

3. Terms of Public Offering. Upon authorization by the Representatives of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions to be set forth in the Prospectus.

4. Payment and Delivery. Delivery to the Underwriters of and payment for the Securities shall be made at the office of Sullivan & Cromwell LLP, at 9:30 A.M., New York City time, on July 5, 2017 (the “Closing Date”). The place of closing for the Securities and the Closing Date may be varied by agreement between the Underwriters and the Company.

The Securities will be delivered to the Underwriters, or the Trustee as custodian for The Depository Trust Company (“DTC”), against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives, by causing DTC to credit the Securities to the account of the Underwriters at DTC, with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Securities will be evidenced by one or more global notes representing the Securities (collectively, the “Global Notes”) registered in the name of Cede & Co. as nominee of DTC. The Global Notes to be delivered to the Underwriters shall be made available to the Underwriters in New York City for inspection and packaging not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

5. Conditions to Obligations. The several obligations of the Underwriters are subject to the accuracy, on the date hereof and on the Closing Date, of the representations and warranties of the Company contained herein, to the performance by the Company and the Guarantor of their respective obligations hereunder, and to the following conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Company or the Guarantor by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act and no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its existing rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company or the Guarantor (other than an announcement with positive implications of a possible upgrading); and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate of the Company and the Guarantor in each case, dated the Closing Date and signed by an executive officer of the Company and the Guarantor, as the case may be, to the effect set forth in Section 5(a) above and to the effect that the representations and warranties of the Company and the Guarantor, as the case may be, contained in this Agreement are true and correct as of the Closing Date and that the Company and the Guarantor, as the case may be, has complied with all of the respective agreements and satisfied all of the respective conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering each such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date an opinion and a letter of Cleary Gottlieb Steen & Hamilton LLP, special counsel for the Company, dated the Closing Date, to the effect set forth in Annex A.

(d) The Underwriters shall have received on the Closing Date an opinion of Trish Walsh, Esq., Executive Vice President and Chief Legal Officer of the Company, dated the Closing Date, to the effect set forth in Annex B.

(e) The Underwriters shall have received on the Closing Date an opinion of Day Pitney, LLP, outside counsel for the Guarantor, dated the Closing Date, to the effect set forth in Annex C.

(f) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Sullivan & Cromwell LLP, counsel for the Underwriters, dated the Closing Date, with respect to such matters as the Representatives may reasonably request.

(g) The Underwriters shall have received, on each of the date hereof and on the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than three business days prior to the Closing Date.

(h) The Underwriters shall have received, on and as of the Closing Date, satisfactory evidence of the good standing of the Company and its significant subsidiaries in their respective jurisdictions of organization (to the extent that such concept is applicable) and their good standing in such other jurisdictions as the Underwriters may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions, provided that the evidence of good standing for those entities except for the Company may be as of any date from June 15, 2017 through and including the Closing Date.

(i) The Supplemental Indenture shall have been duly executed and delivered by a duly authorized officer of the Company, the Guarantor and the Trustee, and the Securities shall have been duly executed and delivered by a duly authorized officer of the Company and duly authenticated by the Trustee.

(j) On or prior to the Closing Date, the Company and the Guarantor shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in the form and substance reasonably satisfactory to counsel for the Underwriters.

6. Covenants of the Company and the Guarantor. The Company and the Guarantor jointly and severally covenant and agree with each Underwriter as follows:

(a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act, and to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; if required by Rule 430B(h) under the Securities Act, to prepare a form of prospectus in a form approved by the Representatives and to file such form of prospectus pursuant to Rule 424(b) under the Securities Act not later than may be required by Rule 424(b) under the Securities Act; and to pay the required Commission filing fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

(b) To furnish to you, without charge, four signed copies of the Registration Statement and the documents incorporated by reference therein (in each case, excluding exhibits thereto) and to furnish to you in New York City, without charge, and during the period mentioned in Section 6(f) or 6(g) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(c) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus prior to the Closing Date (other than an amendment or supplement as a result of a filing by the Company under the Exchange Act with the Commission), to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule, provided that the Company shall give you notice of its intention to make any filing pursuant to the Exchange Act from the execution of this Agreement to the Closing Date and, to the extent practicable, to furnish you with copies of any such documents a reasonable amount of time prior to such proposed filing.

(d) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to (i) make any offer relating to the Securities that would constitute a free writing prospectus or (ii) use or refer to any proposed free writing prospectus, in each case without your prior consent.

(e) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act any free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(f) If the Time of Sale Prospectus is being used to offer or sell the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if during such time any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if it shall become necessary to amend or supplement the Time of Sale Prospectus or to file any document under the Exchange Act incorporated by reference therein to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus or such document filed under the Exchange Act so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(g) If, during such period after the first date of the public offering of the Securities (not to exceed nine months), the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if it shall become necessary to amend or supplement the Prospectus or to file any document under the Exchange Act incorporated by reference therein to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus or such document filed under the Exchange Act so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(h) To endeavor to qualify the Securities for offer and sale under state or foreign securities laws of such jurisdictions as you shall reasonably request, provided that in connection therewith, the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or subject itself to taxation in any such jurisdiction where it is not now so subject.

(i) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the Company’s option, Rule 158).

(j) During the period beginning from the date hereof and continuing to and including the Closing Date, the Company and the Guarantor will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or the Guarantor and having a tenor of more than one year.

(k) The Company will apply the net proceeds from the sale of the Securities as described in the Time of Sale Information and the Prospectus under the heading “Use of Proceeds.”

(l) Neither the Company nor the Guarantor will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(m) If the third anniversary of the initial effectiveness date of the Registration Statement occurs before all the Securities have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Securities to continue without interruption; references herein to the Registration Statement shall include the new registration statement that becomes effective with the Commission.

7. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Securities (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified; (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon; (iii) the fees and expenses incurred in connection with the qualification of the Securities under the laws of such jurisdictions as the Representatives may designate (including the reasonable fees and expenses of counsel for the Underwriters); (iv) any fees charged by rating agencies for rating the Securities; (v) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties in connection with the Indenture and the Securities); (vi) if required, all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority; (vii) the document production charges and expenses associated with printing this Agreement; and (viii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that, except as provided in this Section 7, Section 9 and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

8. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

9. Indemnity and Contribution. (a) The Company and the Guarantor jointly and severally agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and selling agents of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of each Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantor, their respective directors, the officers of the Company who sign the Registration Statement, the officers of the Guarantor who sign the Registration Statement, and each person, if any, who controls the Company or the Guarantor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule

433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, or the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only such information consists of the following: under the heading “Underwriting” in the preliminary prospectus and the Prospectus (i) the information regarding the concessions and reallowances appearing in the third paragraph and (ii) the information regarding stabilization, syndicate covering transactions and penalty bids appearing in the sixth and seventh paragraphs (but only insofar as such information concerns the Underwriters).

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters, directors, officers, employees and selling agents of each Underwriter, and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, the Guarantor, their respective directors, the Company’s officers who sign the Registration Statement, the officers of the Guarantor who sign the Registration Statement, and each person, if any, who controls the Company or the Guarantor within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of (i) any such separate firm for the Underwriters, the directors, officers, employees and selling agents of each Underwriter, and such control persons and affiliates of any Underwriters, such firm shall in each case be designated in writing by the Representatives. In the case of any such separate firm for the Company or the Guarantor, and their respective directors, the applicable officers of the Company or the Guarantor, and control persons of the Company or the Guarantor, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in Section 9(a) or 9(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters in respect thereof. The relative fault of the Company and the Guarantor on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantor or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

(e) The Company, the Guarantor and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 9(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company and the Guarantor contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any director, officer, employee or agent of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, or the Company, the Guarantor, their respective officers or directors or any person controlling the Company or the Guarantor and (iii) acceptance of and payment for any of the Securities.

10. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange or the NASDAQ Global Market, (ii) trading of any securities issued or guaranteed by the Company or the Guarantor shall have been suspended on any national securities exchange, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

11. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the principal amount of Securities with respect to which such default occurs is more than one-tenth of the principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Guarantor. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or the Guarantor to comply with the terms or to fulfill any of the conditions of this Agreement (which, for purposes of this Section 11 shall not include termination by the Underwriters pursuant to clauses (i), (iii), (iv) or (v) of Section 10), or if for any reason the Company or the Guarantor shall be unable to perform its obligations under this Agreement, the Company and the Guarantor will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

12. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company and the Guarantor, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

(b) The Company acknowledges that in connection with the offering of the Securities: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company, the Guarantor or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company and the Guarantor waive to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

13. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14. Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of: Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013, Attention: General Counsel, facsimile: 646-291-1469; Scotia Capital (USA) Inc., 250 Vesey Street, 24th Floor, New York, NY 10281, Attention: Debt Capital Markets, Facsimile: 212-225-6550; Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, NC 28202, Attention: Transaction Management, facsimile: 704-410-0326; if to the Company, shall be delivered, mailed or sent to Voya Financial, Inc., 230 Park Avenue, New York, New York 10169 (Fax: 212-309-8491), Attention: Chief Legal Officer and if to the Guarantor, shall be delivered, mailed or sent to Voya Holdings Inc., care of Voya Financial, Inc., 230 Park Avenue, New York, New York 10169 (Fax: 212-309-8491), Attention: Chief Legal Officer.

17. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

18. Acknowledgement and Consent to Bail-In Powers. Notwithstanding any other term of this Agreement or any other agreements, arrangements, or understanding between the Underwriters and the Company and the Guarantor, the Company and the Guarantor acknowledge, accept, and agree to be bound by:

(a) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the Underwriters to the Company or the Guarantor under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof: (i) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon; (ii) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Underwriters or another person (and the issue to or conferral on the Company or the Guarantor of such shares, securities or obligations); (iii) the cancellation of the BRRD Liability; (iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

(c) As used in this Section 18, “Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time; “Bail-in Powers” means any Write-down and Conversion Powers as defined in relation to the relevant Bail-in Legislation; “BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms; “EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/; “BRRD Liability” has the same meaning as in such laws, regulations, rules or requirements implementing the BRRD under the applicable Bail-in Legislation; and “Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Underwriters.

[Signature Page Follows]

Very truly yours,
VOYA FINANCIAL, INC.
By:	/s/ David S. Pendergrass
Name:	David S. Pendergrass
Title:	Senior Vice President and Treasurer

By:	/s/ Kevin J. Reimer
Name:	Kevin J. Reimer
Title:	Vice President and Assistant Treasurer

VOYA HOLDINGS INC.

By:	/s/ David S. Pendergrass
Name:	David S. Pendergrass
Title:	Senior Vice President and Treasurer

By:	/s/ Kevin J. Reimer
Name:	Kevin J. Reimer
Title:	Vice President and Assistant Treasurer

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto:

CITIGROUP GLOBAL MARKETS INC.
By:	/s/ Jack D. McSpadden, Jr.
Name:	Jack D. McSpadden, Jr.
Title:	Managing Director
SCOTIA CAPITAL (USA) INC.
By:	/s/ Richard Agata
Name:	Richard Agata
Title:	Director and Chief Compliance Officer
WELLS FARGO SECURITIES, LLC
By:	/s/ Carolyn Hurley
Name:	Carolyn Hurley
Title:	Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Principal Amount of Securities to be Purchased
Citigroup Global Markets Inc.	$60,000,000
Scotia Capital (USA) Inc.	60,000,000
Wells Fargo Securities, LLC	60,000,000
BNP Paribas Securities Corp.	28,000,000
Commerz Markets LLC	28,000,000
Barclays Capital Inc.	11,000,000
BMO Capital Markets Corp.	11,000,000
Deutsche Bank Securities Inc.	11,000,000
ICBC Standard Bank Plc	11,000,000
ING Financial Markets LLC	11,000,000
J.P. Morgan Securities LLC	11,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	11,000,000
Mizuho Securities USA LLC	11,000,000
MUFG Securities Americas Inc.	11,000,000
RBC Capital Markets, LLC	11,000,000
SunTrust Robinson Humphrey, Inc.	11,000,000
U.S. Bancorp Investments, Inc.	11,000,000
BNY Mellon Capital Markets, LLC	4,000,000
Credit Suisse Securities (USA) LLC	4,000,000
Goldman Sachs & Co. LLC	4,000,000
Morgan Stanley & Co. LLC	4,000,000
nabSecurities, LLC	4,000,000
PNC Capital Markets LLC	4,000,000
UniCredit Capital Markets LLC	4,000,000
The Williams Capital Group, L.P.	4,000,000

Total	$400,000,000

SCHEDULE II

Time of Sale Prospectus

Final Term Sheet, dated June 26, 2017, filed pursuant to Rule 433 under the Securities Act, substantially in the form attached as Exhibit A to this Schedule II.

Exhibit A to Schedule II

Voya Financial, Inc.

$400,000,000 3.125% Senior Notes due 2024

Pricing Term Sheet

Issuer:	Voya Financial, Inc.

Guarantor:	Voya Holdings Inc.

Expected Ratings (Moody’s/S&P/Fitch)*:	[Reserved]

Securities:	3.125% Senior Notes due 2024

Offering Format:	SEC Registered

Trade Date:	June 26, 2017

Settlement Date:	July 5, 2017 (T+6)**

Maturity Date:	July 15, 2024

Principal Amount:	$400,000,000

Price to Public:	99.699% of principal amount

Gross Underwriting Discount:	0.650%

Net Proceeds to Issuer (Before Expenses):	$396,196,000

Coupon:	3.125% per annum

Yield to Maturity:	3.173%

Spread to Benchmark Treasury:	+120 basis points

Benchmark Treasury:	2.000% due May 31, 2024

Benchmark Treasury Price/Yield:	100-05+ / 1.973%

Interest Payment Dates:	Semi-annually on January 15 and July 15 of each year, commencing January 15, 2018

Optional Redemption:	Prior to May 15, 2024, make-whole redemption at the discount rate of U.S. Treasuries plus 20 basis points On or after May 15, 2024, par call redemption

Minimum Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

CUSIP:	929089 AD2

ISIN:	US929089AD25

Joint Book-Running Managers:	Citigroup Global Markets Inc. Scotia Capital (USA) Inc. Wells Fargo Securities, LLC
BNP Paribas Securities Corp. Commerz Markets LLC

Senior Co-Managers:

Barclays Capital Inc.

BMO Capital Markets Corp.

Deutsche Bank Securities Inc.

ICBC Standard Bank Plc

ING Financial Markets LLC

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

Mizuho Securities USA LLC

MUFG Securities Americas Inc.

RBC Capital Markets, LLC

SunTrust Robinson Humphrey, Inc.

U.S. Bancorp Investments, Inc.

Co-Managers:

BNY Mellon Capital Markets, LLC

Credit Suisse Securities (USA) LLC

Goldman Sachs & Co. LLC

Morgan Stanley & Co. LLC

nabSecurities, LLC

PNC Capital Markets LLC

UniCredit Capital Markets LLC

The Williams Capital Group, L.P.

*	The security ratings above are not a recommendation to buy, sell or hold the securities offered hereby. The ratings may be subject to revision or withdrawal at any time by Moody’s, Standard and Poor’s and Fitch. Each of the security ratings above should be evaluated independently of any other security rating.

**	Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing or the next two succeeding business days will be required, by virtue of the fact that the notes initially will settle in T+6, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

The issuer and guarantor have filed a registration statement (including a base prospectus and a prospectus supplement) with the U.S. Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus supplement for this offering, the prospectus in that registration statement and any other documents the issuer has filed with the SEC for more complete information about the issuer, the guarantor and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at http://www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement and prospectus if you request it by calling Citigroup Global Markets Inc. toll-free at 1-800-831-9146, calling Scotia Capital (USA) Inc. toll-free at 1-800-372-3930 or calling Wells Fargo Securities, LLC toll-free at 1-800-645-3751.

SCHEDULE III

Significant Subsidiaries

Voya Holdings Inc.

Voya Retirement Insurance and Annuity Company

Voya Insurance and Annuity Company

ReliaStar Life Insurance Company

Security Life of Denver Insurance Company

Security Life of Denver International Limited

Voya Investment Management LLC

-III-1-

Annex A

Form of Opinion of Cleary Gottlieb Steen & Hamilton LLP, Special Counsel to the Company

1. The Company is validly existing as a corporation in good standing under the laws of the State of Delaware.

2. The execution and delivery of the Base Indenture have been duly authorized by all necessary corporate action of the Company, and the Base Indenture has been duly executed and delivered by the Company, and qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and is a valid, binding and enforceable agreement of the Company.

3. The execution and delivery of the Supplemental Indenture have been duly authorized by all necessary corporate action of the Company, and the Supplemental Indenture has been duly executed and delivered by the Company, and is a valid, binding and enforceable agreement of the Company.

4. The Base Indenture has been duly executed and delivered by the Guarantor under the laws of the State of New York, and is a valid, binding and enforceable agreement of the Guarantor.

5. The Supplemental Indenture, which includes the Guarantee, has been duly executed and delivered by the Guarantor under the laws of the State of New York, and is a valid, binding and enforceable agreement of the Guarantor.

6. The execution and delivery of the Securities have been duly authorized by all necessary corporate action of the Company, and the Securities have been duly executed and delivered by the Company and are the valid, binding and enforceable obligations of the Company, entitled to the benefits of the Indenture.

7. The statements under the heading “Description of Notes” in the Pricing Prospectus, combined with the document listed in Annex A hereto and the statements under the heading “Description of Notes” in the Final Prospectus, in each case considered together with the statements under the heading “Description of Debt Securities We May Offer” in the Base Prospectus, insofar as such statements purport to summarize certain provisions of the Securities and the Indenture, provide a fair summary of such provisions.

8. The statements under the heading “Certain U.S. Federal Income Tax Considerations” in the Pricing Prospectus, considered together with the document listed in Annex A hereto, and the Final Prospectus, insofar as such statements purport to summarize certain provisions of the federal income tax laws of the United States, provide a fair summary of such provisions.

9. The execution and delivery of the Underwriting Agreement has been duly authorized by all necessary corporate action of the Company, and the Underwriting Agreement has been duly executed and delivered by the Company.

10. The Underwriting Agreement has been duly executed and delivered by the Guarantor under the laws of the State of New York.

11. The issuance and sale of the Securities to the Underwriters pursuant to the Underwriting Agreement do not, and the performance by each of the Company and the Guarantor of their respective obligations in the Underwriting Agreement, the Indenture and the Securities will not, (a) require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States of America or the State of New York that in our experience normally would be applicable to general business entities with respect to such issuance, sale or performance, except such as have been obtained or effected under the Securities Act, the Securities Exchange Act of 1934, as amended, and the Trust Indenture Act (but we express no opinion relating to any state securities or Blue Sky laws or any insurance laws or regulations of any such jurisdiction), or (b) result in a breach of any of the terms and provisions of, or constitute a default under, any of the agreements of the Company and the Guarantor specified in Annex B hereto, or a violation of the Amended and Restated Certificate of Incorporation or Amended and Restated By-Laws of the Company, or (c) result in a violation of any United States federal or New York State law or published rule or regulation that in our experience normally would be applicable to general business entities with respect to such issuance, sale or performance (but we express no opinion relating to the United States federal securities laws or any state securities or Blue Sky laws or any insurance laws or regulations of any such jurisdiction).

12. No registration of either the Company or the Guarantor under the U.S. Investment Company Act of 1940, as amended, is required for the offer and sale of the Securities by the Company in the manner contemplated by the Underwriting Agreement, the Pricing Prospectus, considered together with the document listed in Annex A hereto, and the Final Prospectus and the application of the proceeds thereof as described therein.

Form of Letter of Cleary Gottlieb Steen & Hamilton LLP, Special Counsel for the Company

(a) The Registration Statement (except the financial statements and schedules and other financial data included, as to which we express no view), at the time it became effective, and the Final Prospectus (except as aforesaid), as of the date thereof, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder.

(b) No information has come to our attention that causes us to believe that the Registration Statement, including the documents incorporated by reference therein (except the financial statements and schedules and other financial data and management’s report on the effectiveness of internal control over financial reporting included or incorporated by reference therein, as to which we express no view), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) No information has come to our attention that causes us to believe that the Pricing Prospectus, including the documents incorporated by reference therein, considered together with the document listed in Annex A hereto (except in each case the financial statements and schedules and other financial data and management’s report on the effectiveness of internal control over financial reporting included or incorporated by reference therein, as to which we express no view), at          p.m. (Eastern time) on June 26, 2017, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) No information has come to our attention that causes us to believe that the Final Prospectus, including the documents incorporated by reference therein (except the financial statements and schedules and other financial data and management’s report on the effectiveness of internal control over financial reporting included or incorporated by reference therein, as to which we express no view), as of the date thereof or hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Annex B

Form of Opinion of Chief Legal Officer

(1) To my knowledge, the execution and delivery by each of the Opinion Parties of each of the Opinion Documents to which it is a party and the performance by such Opinion Party of its obligations thereunder did not and will not result in a breach of, a default under or the acceleration of (or entitle any party to accelerate) the maturity of any material contract or material obligation of the Opinion Parties as in effect on July 5, 2017, or result in or require the creation of any lien upon or security interest in any property of such Opinion Party pursuant to the terms of the material agreements of any of the Opinion Parties as in effect on July 5, 2017.

(2) To my knowledge, except as set forth or incorporated by reference in the Prospectus, dated June 23, 2017, or the Prospectus Supplement, dated June 26, 2017,

(i) there is no action, investigation, suit or proceeding pending as of July 5, 2017, before or by any court, arbitrator or governmental agency, body or official to which any Opinion Party is a party or to which the business, assets or property of any Opinion Party is subject, and

(ii) no such action, investigation, suit or proceeding is threatened to which any Opinion Party would be a party or to which the business, assets or property of the Opinion Party would be subject,

that in either case (i) or (ii), if determined adversely to the Opinion Parties, individually or in the aggregate, would have a material adverse effect on the business, assets, financial position, results of operations or prospects of the Opinion Party or on the performance by the Company and the Guarantor of its obligations under the Opinion Documents.

In rendering such opinion, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and public officials that are furnished to the Underwriters.

The opinion of the Chief Legal Officer described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

Annex C

Form of Opinion of Day Pitney LLP

(1)	The Guarantor is a corporation in existence under the laws of the State of Connecticut, and the Guarantor has all requisite power and authority to execute, deliver and perform its obligations under the Subject Documents.

(2)	The Subject Documents have been duly authorized, executed and delivered by the Guarantor.

(3)	No consent, authorization or approval of, or filing with, any governmental authority is required to be obtained or made by the Guarantor under the Federal laws of the United States or the laws of the State of Connecticut (together, the “Covered Laws”) for the execution and delivery by the Guarantor of, and the performance by the Guarantor of its obligations under, the Subject Documents.

(4)	The execution and delivery by the Guarantor of the Subject Documents, and the performance of the Guarantor’s obligations thereunder in accordance with their terms, does not and will not (i) violate the certificate of incorporation or the bylaws of the Guarantor, in each case as in effect on the date hereof, or (ii) violate the Covered Laws.

In rendering such opinion, such counsel may rely as to matters of fact on certificates of responsible officers of the Guarantor and public officials that are furnished to the Underwriters.

The opinion of Day Pitney LLP described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.